Exhibit 4.2
2010 DUNCAN ENERGY PARTNERS L.P. LONG-TERM INCENTIVE PLAN
(February 11, 2010)
Section 1. Purpose of the Plan. The 2010 Duncan Energy Partners L.P. Long-Term Incentive Plan, as established hereby (the “Plan”), has been adopted by the Board of DEP Holdings, LLC, the general partner of the Partnership (the “General Partner”), and is intended to promote the interests of Enterprise Products Company, a Texas corporation formerly named EPCO, Inc. (the “Company”), Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and the General Partner, by encouraging directors, employees and consultants of the Company and employees and consultants of its Affiliates who perform services for or on behalf of the Partnership or its subsidiaries to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the Company, the General Partner and the Partnership.
Section 2 . Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means an Option, Common Unit Appreciation Right, a Restricted Unit, a Phantom Unit or DER granted under the Plan.
     “Award Agreement” means the written agreement or other instrument by which an Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Audit, Conflicts and Governance Committee of the Board of Directors of the General Partner or such other committee of the Board of Directors of the General Partner as may be appointed to administer the Plan, provided that the Audit, Conflicts and Governance Committee or any such other committee constituting the Committee shall be composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3).
     “Common Unit” means a Common Unit of the Partnership.
     “Common Unit Appreciation Right” or “CUAR” means an Award that, upon exercise, entitles the holder to receive the excess, or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a Common Unit on the exercise date over the grant price established for such Common Unit Appreciation Right. Such excess may be paid in cash and/or in Common Units as determined by the Committee in its discretion and set forth in the Award Agreement.
     “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that (i) such individual is a natural person, and (ii) the grant of an Award to such Person could not reasonably be expected to result in adverse federal income tax consequences under Section 409A of the Code; provided that for purposes of issuing Options or Common Unit Appreciation Rights, “subsidiary” means any entity in a chain of entities in which the Partnership has a “controlling interest” within the meaning of Treas. Reg. Section 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.
     “DER” means a contingent right to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Common Unit during a specified period.
     “Director” means a “non-employee director,” as defined in Rule 16b-3, of the Board of Directors of the General Partner.

     “Employee” means any employee of the Company or an Affiliate who performs services for or on behalf of the Partnership or its subsidiaries; provided that for purposes of issuing Options or Common Unit Appreciation Rights, “subsidiary” means any entity in a chain of entities in which the Partnership has a “controlling interest” within the meaning of Treas. Reg. Section 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” of a Common Unit means the closing sales price of a Common Unit on the principal national securities exchange or other market in which trading in Common Units occurs on the applicable date (or if there is no trading in the Common Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Common Units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.
     “Option” means an option to purchase Common Units granted under the Plan.
     “Participant” means any Employee, Director or Consultant granted an Award under the Plan.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     “Phantom Unit” means a notional or phantom unit granted under the Plan which upon vesting entitles the holder to receive an amount of cash equal to the Fair Market Value of one Common Unit or, in the discretion of the Committee, one Common Unit.
     “Restricted Unit” means a Common Unit granted under the Plan that is subject to forfeiture provisions and restrictions on its transferability.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
Section 3. Administration.
     (a) General. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to any performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.
     (b) Delegation; Limitation on Liability. The Committee may delegate to any employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to conditions or limitations as the Committee may establish. The Committee may also engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan. No member of the Committee, nor any employee of the Company to whom the Committee has delegated powers in accordance with Section 3 of the

Plan, shall be liable for any action, omission, determination or interpretation made in good faith in connection with the performance of duties under the Plan, and the Company, the General Partner and the Partnership shall, in addition to any other rights of such persons, hold harmless such persons with respect to any such action, omission, determination or interpretation.
Section 4. Common Units Available for Awards.
     (a) Common Units Available. Subject to adjustment as provided in Section 4(c), the maximum number of Common Units with respect to which Awards may be granted under the Plan is 500,000. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan that are payable solely in cash. To the extent an Award is forfeited or otherwise terminates or is canceled without the delivery of Common Units, then the Common Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Common Units with respect to which Awards may be granted. If any Award is exercised and less than all of the Common Units covered by such Award are delivered in connection with such exercise, then the Common Units covered by such Award which were not delivered upon such exercise shall again be Common Units with respect to which Awards may be granted. Common Units withheld to satisfy tax withholding obligations of the Company or an Affiliate shall not be considered to have been delivered under the Plan for this purpose. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Common Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Units are listed or any applicable regulatory requirement. The Board, the Committee and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Common Units are available for issuance pursuant to Awards.
     (b) Sources of Common Units Deliverable Under Awards. Any Common Units delivered pursuant to an Award shall consist, in whole or in part, of Common Units acquired in the open market, Common Units acquired from any Affiliate (including, without limitation, the Partnership) or other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of exercise by a Participant of all or a portion of such Participant’s Award, the Company determines to acquire Common Units in the open market and the Company is prohibited, under applicable law, or the rules and/or regulations promulgated by the Securities and Exchange Committee or the New York Stock Exchange or the policies of the Company or an Affiliate, from acquiring Common Units in the open market, delivery of any Common Units to the Participant in connection with such Participant’s exercise of an Award may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Common Units in the open market.
     (c) Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Common Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Units or other securities of the Partnership, issuance of warrants or other rights to purchase Common Units or other securities of the Partnership, or other similar transaction or event affects the Common Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Common Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Common Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Common Units subject to any Award shall always be a whole number and provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that such action would cause (i) the application of Section 409A of the Code to the Award or (ii) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
Section 5. Eligibility. Any Employee, Director or Consultant shall be eligible to be designated a Participant.
Section 6. Awards.

     (a) Options. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Options shall be granted, the number of Common Units to be covered by each Option, whether DERs are granted with respect to such Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.
     (i) Exercise Price. The purchase price per Common Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, but may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant.
     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation: cash; check acceptable to the Company; a “cashless-broker” exercise (through procedures approved by the Company); other property (including, with the consent of the Committee, the withholding of Common Units that may otherwise be delivered to the optionee upon the exercise of the Option); or any combination thereof, in each case having a value on the exercise date equal to the relevant exercise price.
     (iii) Term. Each Option shall expire as provided in the Award Agreement for such Option.
     (b) Restricted Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other criteria, and such other terms and conditions as the Committee may establish with respect to such Award, including whether any distributions made by the Partnership with respect to the Restricted Units shall be payable with respect to, and/or accrue on, such Restricted Units and, if payable and/or accrued, whether such distributions shall be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise restricted, such restrictions (including forfeitures, if any) shall be determined in the sole discretion of the Committee.
     (c) Phantom Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Award, including whether DERs are granted with respect to such Phantom Units. Unless otherwise provided in the applicable Award Agreement, upon, or as soon as reasonably practical following, the vesting of each Phantom Unit, the Participant shall be entitled to receive payment therefore in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs and the restrictions lapse. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.
     (d) DERs. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom DERs shall be granted, whether such DERs are tandem or separate Awards, the number of DERs to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the limits, if any, or portion of a DER that is payable, the conditions under which the DERs may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award. To the extent DERs are subject to any payment restrictions, any amounts not previously paid shall be paid to the Participant at the time the payment restrictions lapse. Unless otherwise provided in the applicable Award Agreement, such amounts shall be distributed in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which the payment restrictions lapse. Should the Participant die before receiving all amounts payable thereunder, the balance shall be paid to the Participant’s estate by this date.

     (e) CUARs. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom CUARs shall be granted, the number of Common Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the CUAR, and such additional terms and conditions as the Committee may establish with respect to such Award. The exercise price per CUAR shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a CUAR may not exceed 10 years.
     (f) General.
     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (ii) Limits on Transfer of Awards.
     A. Each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
     B.  No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
     (iii) Securities Regulations. All certificates for Common Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (iv) Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.
     (v) Delivery of Common Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Common Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Common Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Common Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or required tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Common Units, “cashless-broker” exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.
Section 7. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Common Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
     (b) Amendments to Awards. The Committee may, in its discretion, waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.
     (c) Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations or accounting principles, or a change in control of the Company (as determined by its Board) or the Partnership (as determined by the Committee), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, extending the exercisability of an Award, accelerating the vesting or exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the issuance or transfer of Common Units having a value equal to the Option’s positive “spread.”
Section 8. General Provisions.
     (a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Termination of Employment. For purposes of the Plan, unless the Award Agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee of the Company or an Affiliate or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.
     (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue services as a Consultant or to remain a Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in the Plan or any Award Agreement shall operate or be construed as constituting an employment agreement with any Participant and each Employee shall be an “at will” employee, unless such Employee has entered into a separate written employment or other agreement with the Company or an Affiliate.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.
     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f) Other Laws. The Committee may refuse to issue or transfer any Common Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Common Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (g) No Trust Fund Created; Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company, the Partnership or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company, the Partnership or the Affiliate.
     (h) No Fractional Common Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Common Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.
     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (j) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Common Units, other securities or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or the Affiliate to satisfy its withholding obligations for the payment of such taxes.
     (k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.
     (l) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.
     (m) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
Section 9. Term of the Plan; Unitholder Approval. The Plan shall be effective on the date of its approval by the holders of Common Units of the Partnership and shall continue until the earliest of (i) all available Common Units under the Plan have been issued to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval by the holders of Common Units of this Plan (or such earlier anniversary, if any, required by the rules of the securities exchange on which the Common Units are traded). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.
Section 10. Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to the extent practicable to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award or require the consent of the Participant. Notwithstanding any provisions in the Plan to the contrary, to the extent that the Participant is a “specified employee” (as defined in Section 409A of the Code and applicable regulatory guidance) subject to the six month delay under Section 409A in distributions under the Plan, no distribution or payment that is subject to Section 409A of the Code shall be made hereunder on account of such Participant’s “separation from service” (as defined in Section 409A of the Code and applicable regulatory guidance) before the date that is the first day of the month that occurs six months after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant or any other date permitted under Section 409A of the Code and applicable regulatory guidance). Any such amount that is otherwise payable within the six-month period following the Participant’s separation from service will be paid in a lump sum without interest.
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Adopted by unitholder approval: effective February 11, 2010.